Exhibit 99.1

For media:	For investors:
Michelle Linn	Bob Farrell
Linnden Communications	Genocea Biosciences
O: 508-362-3087	O: 617-674-8261
M: 774-696-3803	Bob.Farrell@genocea.com
Michelle@linndencom.com

GENOCEA APPOINTS JONATHAN POOLE AS CHIEF FINANCIAL OFFICER

Cambridge, MA, April 7, 2014 — Genocea Biosciences, Inc. (NASDAQ: GNCA), a clinical-stage biopharmaceutical company developing T cell-enabled vaccines and immunotherapies, today announced the appointment of Jonathan Poole to the position of chief financial officer. Mr. Poole joins Genocea from Shire plc (NASDAQ: SHPG).

“Jonathan’s broad experience in finance and strategic planning from Shire will prove invaluable as we pursue our aim to harness T cells to develop life-changing vaccines and immunotherapeutics,” said Chip Clark, president and chief executive officer of Genocea. “We are pleased to welcome Jonathan to the management team and look forward to his leadership.”

Prior to joining Genocea, Mr. Poole was senior vice president of finance for pipeline and technical operations, leading finance support for Shire’s global business development, R&D and technical operations activities. Mr. Poole previously served for three years as divisional CFO of Shire HGT, Shire’s $1.5 billion rare disease division. He began his career in the UK in investment banking at UBS Warburg and ING Barings and also worked as an investment manager for Avanti Capital Plc, a UK private equity investment firm. Mr. Poole has a MBA from London Business School and a BSc in biological sciences from Durham University in the UK.

“Genocea’s unique and powerful ATLAS™ technology has the potential to dramatically change the discovery and development of vaccines and immunotherapies for patients suffering from or exposed to some of the most challenging diseases we face,” said Jonathan Poole. “I am excited to join Genocea at such an exciting time and look forward to helping the company evolve and grow.”

About Genocea

Genocea is harnessing the power of T cell immunity to develop the next generation of vaccines and immunotherapies. T cells are increasingly recognized as a critical element of protective immune responses to a wide range of diseases, but are difficult to target using traditional discovery methods. Genocea is able to identify protective T cell antigens in humans using ATLAS™, its proprietary technology platform, potentially enabling vaccines and immunotherapies to address critical patient needs. Genocea’s pipeline of novel clinical stage T cell-enabled product candidates includes GEN-003 for HSV-2 therapy, GEN-004 to prevent infections caused by pneumococcus, and earlier-stage programs in chlamydia, HSV-2 prophylaxis, malaria and cancer immunotherapy.

Forward Looking Statement

Statements herein relating to future business performance, conditions or strategies and other financial and business matters, including expectations regarding clinical developments, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Genocea cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including Genocea’s ability to progress any product candidates in preclinical or clinical trials; the scope, rate and progress of its preclinical studies and clinical trials and other research and development activities; clinical trial results; current results may not be predictive of future results; even if the data from preclinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; Genocea’s ability to enter into future collaborations with industry partners and the government and the terms, timing and success of any such collaboration; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; our ability to obtain rights to technology; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; and the availability of qualified personnel. Further information on the factors and risks that could affect Genocea’s business, financial conditions and results of operations is contained in Genocea’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release and Genocea assumes no duty to update forward-looking statements.

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